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                                                                     Exhibit 3.1

                            ARTICLES OF ORGANIZATION
                                       OF
                          SUMMIT HOTEL PROPERTIES, LLC

                                    ARTICLE I

The name of the Limited Liability Company is Summit Hotel Properties, LLC.

                                   ARTICLE II

The duration of the company is perpetual.

                                   ARTICLE III

The address of the initial designated office is:

     2701 S. Minnesota Ave, Suite 6
     Sioux Falls, SD 57105

                                   ARTICLE IV

The name and street address of the initial agent for service of process is:

     John F. Archer
     100 S. Phillips Avenue, Suite 418
     Sioux Falls, SD 57104

                                    ARTICLE V

The name and address of each organizer:

     John F. Archer
     100 S. Phillips Avenue, Suite 418
     Sioux Falls, SD 57104

                                   ARTICLE VI

     The company is to be a manager-managed company. The name and addresses of its initial managers are:

          Kerry W. Boekelheide              Chris Bills
          2701 S. Minnesota Ave., Suite 6   2701 S. Minnesota Ave., Suite 6
          Sioux Falls, SD 57105             Sioux Falls, SD 57105

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          Craig Anizewski
          2701 S. Minnesota Ave., Suite 6
          Sioux Falls, SD 57105

                                   ARTICLE VII

     The members and managers of the company are not to be liable for its debts and obligations under Section 303 (c).

                                  ARTICLE VIII

     Any other provisions, not inconsistent with law, which the members elect to set out in the articles of organization: NONE.

Dated January 8, 2004.

ORGANIZER:


/s/ John F. Archer
-------------------------------------
John F. Archer


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                 CONSENT OF APPOINTMENT BY THE REGISTERED AGENT

     I, John F. Archer, hereby give my consent to serve as the registered agent for Summit Hotel Properties, LLC.


Dated: 1/08/04                          /s/ John F. Archer
                                        ----------------------------------------
                                        John F. Archer


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